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
OSBORN COMMUNICATIONS CORPORATION
SUBSIDIARY LISTING
12/31/95


                                                State of
Name of Subsidiary                              Incorporation   Parent Company

OCC, Inc.                                       Delaware        Osborn Communications Corporation
SNG Holdings, Inc.                              Delaware        Osborn Communications Corporation
Southeast Radio Holding Corp.                   Delaware        Osborn Communications Corporation
Osborn Entertainment Enterprises Corporation    Delaware        Osborn Communications Corporation
Atlantic City Broadcasting Corp.                Delaware        Osborn Communications Corporation
Breadbasket Broadcasting Corporation            Delaware        Osborn Communications Corporation
Orange Communications, Inc.                     Delaware        OCC, Inc.
Yellow Brick Radio Corporation                  Delaware        OCC, Inc.
RKZ Television, Inc.                            Delaware        OCC, Inc.
Mountain Radio Corporation                      Delaware        OCC, Inc.
Ladner Communications Holding Corp.             Delaware        OCC, Inc.
Jamboree in the Hills, Inc.                     Delaware        Osborn Entertainment Enterprises
                                                                Corp.
Music Hall Club, Inc.                           Delaware        Osborn Entertainment Enterprises
                                                                Corp.
Beatrice Broadcasting Corp.                     Delaware        Ladner Communications Holding Corp.
Waite Broadcasting Corp.                        Delaware        Ladner Communications Holding Corp.
Osborn Sound & Communications Corp.             Delaware        Ladner Communications Holding Corp.
Currey Broadcasting Corporation                 Delaware        Ladner Communications Holding Corp.
Short Broadcasting Corporation                  Delaware        SNG Holdings, Inc.
Nelson Broadcasting Corporation                 Delaware        SNG Holdings, Inc.
Great American East, Inc.                       North Carolina  SNG Holdings, Inc.
Nelson Tower Corporation                        Delaware        SNG Holdings, Inc.
Asheville Broadcasting Corp.                    Delaware        Southeast Radio Holding Corp.
Daytona Beach Broadcasting Corp.                Delaware        Southeast Radio Holding Corp.
Corkscrew Broadcasting Corp.                    Delaware        Southeast Radio Holding Corp.
Rainbow Broadcasting Corporation                Delaware        Southeast Radio Holding Corp.
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